Morgan Stanley Global Fixed Income Opportunities
Fund
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Momentive Specialty
Chemicals Inc. (Hexion Inc.) 10.000% 2020
Purchase/Trade Date:	 4/2/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $315,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: 0.159
Percentage of Fund's Total Assets: 0.18
Brokers:  J.P. Morgan Securities LLC, Citigroup
Global Markets Inc., Deutsche Bank Securities Inc.,
Goldman Sachs & Co., UBS Securities LLC,
Merrill Lynch, Pierce, Fenner & Smith Inc., Credit
Suisse Securities (USA) LLC, Morgan Stanley &
Co. LLC, Apollo Global Securities
Purchased from: J.P. Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Massachusetts Mutual Life
Insurance 4.500% due 4/15/2065
Purchase/Trade Date:	  4/8/2015
Offering Price of Shares: $98.184
Total Amount of Offering:  $500,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.060
Percentage of Fund's Total Assets: 0.11
Brokers:  Barclays Capital Inc., Deutsche Bank
Securities Inc., Citigroup Global Markets Inc.,
Morgan Stanley & Co. LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Embraer Netherlands BV
5.050% due 6/15/2025
Purchase/Trade Date:	  6/8/2015
Offering Price of Shares: $99.682
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $475,000
Percentage of Offering Purchased by Fund: 0.048
Percentage of Fund's Total Assets: 0.16
Brokers:  Citigroup Global Markets Inc., Morgan
Stanley & Co. LLC
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  First Data Corp. 5.375% due
8/15/2023
Purchase/Trade Date:	 8/5/2015
Offering Price of Shares: $100.00
Total Amount of Offering:  $1,210,000,000
Amount Purchased by Fund: $165,000
Percentage of Offering Purchased by Fund: 0.014
Percentage of Fund's Total Assets: 0.05
Brokers:  Merrill Lynch, Pierce, Fenner & Smith
Inc., Citigroup Global Markets Inc., Deutsche Bank
Securities Inc., Morgan Stanley & Co. LLC, Credit
Suisse Securities (USA) LLC, HSBC Securities
(USA) Inc., Mizuho Securities USA Inc., PNC
Capital Markets LLC, SunTrust Robinson
Humphrey, Inc., KKR Capital Markets LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Royal Bank of Scotland
Group PLC PFD 7.500% due 12/31/2049
Purchase/Trade Date:	 8/5/2015
Offering Price of Shares: $100.00
Total Amount of Offering:  $2,000,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.014
Percentage of Fund's Total Assets: 0.08
Brokers:  RBS Securities Inc., Morgan Stanley &
Co. LLC , Credit Suisse Securities (USA) LLC,
Merrill Lynch, Pierce, Fenner & Smith Inc., BNP
Paribas Securities Corp., CIBC World Markets
Corp., Citigroup Global Markets Inc., HSBC
Securities (USA) Inc., ING Financial Markets LLC,
J.P. Morgan Securities LLC, Santander Investment
Securities Inc., Societe Generale
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Iron Mountain Inc. 6.000%
due 10/1/2020
Purchase/Trade Date:	 9/24/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.040
Percentage of Fund's Total Assets: 0.12
Brokers:  Merrill Lynch, Pierce, Fenner & Smith
Inc., J.P. Morgan Securities LLC, Barclays Capital
Inc., Goldman Sachs & Co., Wells Fargo Securities,
Credit Agricole Securities (USA) Inc., HSBC
Securities (USA) Inc., Morgan Stanley & Co. LLC,
PNC Capital Markets LLC, RBC Capital Markets,
LLC, Stifel, Scotia Capital (USA) Inc., TD
Securities (USA) LLC, Mitsubishi UFJ Securities
(USA) Inc., SunTrust Robinson Humphrey, Inc.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.